Exhibit (c)-(2)

Project Bach DISCUSSION MATERIALS FOR THE SPECIAL COMMITTEE APRIL 25, 2017 | CONFIDENTIAL | PRELIM INARY DRAFT – S UBJECT TO FURTHER REVIEW HOULIHAN LOKEY

Table of Contents Page 3 7 15 22 23 30 34 1. 2. 3. 4. Transaction Overview and Observations Selected Public Market Observations Financial Analyses Appendices Illustrative Transactions Information Selected Companies Benchmarking Information Disclaimer 5. Confidential | Preliminary Draft – Subject to Further Review 2 HOULIHAN LOKEY

Page 1. 2. 3. 4. 5. Transaction Overview and Observations Selected Public Market Observations Financial Analyses Appendices Disclaimer 3 7 15 22 34 Confidential | Preliminary Draft – Subject to Further Review

Summary of Selected Transaction Terms1 Parties to the Transaction: Solicitation Rights: Go-Shop period for 30 days from the date of execution of Transaction Agreement No solicitation rights thereafter, subject to a fiduciary out in the event of a superior proposal Bach Finance Limited (“Parent” or “Acquiror”) Bach Acquisitions Limited, subsidiary of Parent (“Merger Sub”) Nord Anglia Education, Inc. (“Nord Anglia” or “Company”) Termination Fee: Form of Transaction: Merger Form of Consideration: Cash Transaction Consideration: During Go-Shop Period: to be set at 1% of the fully-diluted equity value implied in the Transaction Subsequent to End of Go-Shop Period: to be set at 2% of fully-diluted equity value implied in the Transaction Reverse Termination Fee: To be set at 4% of fully-diluted equity value implied in the Transaction $32.50 per share of Company common stock 1. This summary is intended only as an overview of selected terms and is not intended to cover all terms or details of the Transaction Source: Agreement and Plan of Merger dated April 24, 2017 (the “Agreement”); Company management Confidential | Preliminary Draft – Subject to Further Review 4 HOULIHAN LOKEY

Transaction Value Overview

(dollars and shares in millions, except per share values)

Summary of Transaction Value

Security	Shares Outstanding [1]	Per Share Transaction Price	
Common Stock	105.0	$32.50	
Implied Values			
Implied Common Equity			**$3,411.6**
Adjustments:			
Cash and Cash Equivalents [2]			(225.7)
Total Debt [2]			1,153.8
Retirement Benefit Obligations [2]			37.3
Minority Interest [2]			5.2
Investments in Joint Ventures and Associates [2]			(0.4)
Net Operating Loss Carryforward [3]			(38.1)
Implied Enterprise Value [4]			**$4,343.7**

Implied Transaction Multiples	Implied Multiple
Total Revenue [5]	
LTM (2/28/17)	4.89x
NFY 2017E (8/31/17)	4.66x
NFY+1 2018E (8/31/18)	3.80x
Total Adjusted EBITDA [5]	
LTM (2/28/17)	22.8x
NFY 2017E (8/31/17)	22.9x
NFY+1 2018E (8/31/18)	16.6x

Implied Premiums to Historical Stock Trading Prices

Current Price (4/21/17)

Trading Period Prior to 4/22/17	Closing Stock Price	Implied Premium of Per Share Transaction Price Over Average Closing Stock Price
1-Day	$27.69	17.4%
5-Day Average	$27.62	17.7%
10-Day Average	$27.75	17.1%
1-Month Average	$26.58	22.3%
3-Month Average	$24.35	33.5%
6-Month Average	$23.68	37.2%
1-Year Average	$22.70	43.2%
52-Week High 4/11/17	$28.28	14.9%
52-Week Low 6/27/16	$20.67	57.2%

Price as of (4/3/17) – Prior to Preliminary Proposal Letter

Trading Period Prior to 4/4/17 [6]	Closing Stock Price	Implied Premium of Per Share Transaction Price Over Average Closing Stock Price
1-Day	$25.70	26.5%
5-Day Average	$25.37	28.1%
10-Day Average	$25.05	29.7%
1-Month Average	$24.55	32.4%
3-Month Average	$23.43	38.7%
6-Month Average	$23.06	40.9%
1-Year Average	$22.39	45.1%
52-Week High 4/3/17	$25.70	26.5%
52-Week Low 6/27/16	$20.67	57.2%

Source: Company management, public filings, and Capital IQ

1. Based on 104.2 million basic shares outstanding (including RSUs) and 0.8 million net shares from exercise of in-the-money options at the Transaction price of $32.50 based on treasury method, per Company management

2. Per Form 6-K as of 2/28/17. Retirement Benefit Obligations is not tax-effected as the Company is not a taxpayer in the relevant jurisdictions

3. Per Company SEC filings as of 8/31/16, reflecting the latest currently available estimate. Represents the component of accrued deferred tax assets attributable to net operating loss carryforwards of $109.1 million

4. For illustrative purposes; does not explicitly take into account the Company's working capital deficit as of 2/28/2017

5. LTM Revenue and Adjusted EBITDA per Company management and Company SEC filings. NFY and NFY+1 Revenue and Adjusted EBITDA per projections provided by Company management

6. Based on 4/3/17, the date prior to the receipt of the preliminary proposal letter

Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization, adjusted for certain non-recurring items, based on information provided by Company management

E refers to Estimated; LTM refers to the most recently completed 12-month period; NFY refers to next fiscal year; NFY+1 refers to the year following NFY

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HOULIHAN LOKEY | 5

Financial Analysis Summary Implied Per Share Value Reference Range Transaction Consideration $32.50 Selected Companies Discounted Cash Flow Discount Rate: 9.5% - 10.5% Perpetual Growth Rate: 3.50% - 4.00% LTM Ended 2/28/17 Adjusted EBITDA 18.0x – 22.0x NFY (8/31/17) Adjusted EBITDA 18.0x – 22.0x NFY+1 (8/31/18) Adjusted EBITDA 14.0x - 18.0x $20.00 $25.00 $30.00 $35.00 $40.00 $45.00 Note: No weighting attributed to any specific indication Source: Company management provided financial information Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization, adjusted for certain non-recurring items, as provided by Company management LTM refers to the most recently completed 12-month period; NFY refers to Next Fiscal Year; NFY+1 refers to the year following NFY Confidential | Preliminary Draft – Subject to Further Review Transaction Consideration $32.50 $27.63 $35.84 $30.93 $31.00 $39.0 $23.85 $23.79 $26.03

Page 1. 2. 3. 4. 5. Transaction Overview and Observations Selected Public Market Observations Financial Analyses Appendices Disclaimer 3 7 15 22 34 Confidential | Preliminary Draft – Subject to Further Review

Trading Snapshot

(shares outstanding and dollars in millions, except per share values and where otherwise noted)

Market Trading Overview

Public Market Enterprise Value Derivation	
Closing Stock Price April 21, 2017	$27.69
Common Shares Outstanding [1]	104.130
Dilutive Shares [1]	0.200
Fully Diluted Shares	104.330
Market Value of Equity	**$2,888.9**
Total Cash [1]	(287.1)
Debt [1]	1,166.8
Retirement Benefit Obligations [1]	41.2
Minority Interest [1]	4.7
Investments in Joint Ventures and Associates [1]	(0.4)
Net Operating Loss Carryforward [2]	(38.1)
Assets Held For Sale [1]	(8.2)
Public Market Enterprise Value	**$3,767.8**

Price Per Share	
10-Day Average [4]	$27.75
1-Month Average [4]	$26.58
3-Month Average [4]	$24.35
6-Month Average [4]	$23.68
52-Week High [4]	$28.28
52-Week Low [4]	$20.67

Implied Multiples	
Enterprise Value / Net Revenue	
LTM (November 30, 2016) [1]	4.32x
NFY (Fiscal Year Ending August 31, 2017) [3]	4.11x
NFY+1 (Fiscal Year Ending August 31, 2018) [3]	3.68x

	SBC Treatment[3]	
Enterprise Value / Adjusted EBITDA	**Expensed**	**Not Expensed**
LTM (November 30, 2016) [1]	18.9x	18.3x
NFY (Fiscal Year Ending August 31, 2017) [3]	19.2x	18.3x
NFY+1 (Fiscal Year Ending August 31, 2018) [3]	16.8x	16.1x

Other Market Information	
90-Day Average Daily Trading Value [4]	$3.2
90-Day Average Daily Trading Volume (in thousands) [4]	129.8
Dividend Yield [4]	0.0%
Number of Analysts Covering the Company [5]	9
Total Public Float [4]	31.6
% of Total Shares Outstanding	30.3%
Top 10 Institutional Holdings [4]	26.6
% of Total Shares Outstanding	25.6%
% of Total Public Float	84.3%

Note: Market data as of 4/21/17
1. Based on Company SEC filings as of 11/30/2016. Retirement Benefit Obligations not tax-effected due to insufficient publicly available information
2. Per Company SEC filings as of 8/31/16, reflecting the latest currently available estimate. Represents the component of accrued deferred tax assets attributable to net operating loss carryforwards of $109.1 million
3. Reflects Wall Street analyst consensus estimates per Bloomberg, with projected figures adjusted to include stock-based compensation expense based on average of stock-based compensation expense estimates per J.P. Morgan and RBC Capital Markets equity research reports dated January 26, 2017. Pre-opening expenses not explicitly considered in the above
4. Per Capital IQ
5. Analyst coverage provided by Barclays, BMO Capital Markets, Bank of America Merrill Lynch, Credit Suisse, CLSA, Citi, J.P.Morgan, RBC Capital Markets and William Blair & Company L.L.C
Enterprise Value equals equity market value + debt outstanding + preferred stock + minority interests – cash and cash equivalents
Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization, adjusted for certain non-recurring items
LTM refers to the most recently completed 12-month period for which financial information has been made public
NFY refers to Next Fiscal Year
NFY+1 refers to the year following NFY
SBC refers to Stock-Based Compensation

Confidential | Preliminary Draft – Subject to Further Review

HOULIHAN LOKEY | 8

Timeline and Stock Trading History



Closing Stock Price (US $)
Daily Volume (MMs)
Transaction Price = $32.50 [1]
Current Stock Price = $27.69 [2]
Avg. Price Since IPO = $20.99
$35.00
$30.00
$25.00
$20.00
$15.00
$10.00
14.0
12.0
10.0
8.0
6.0
4.0
2.0
0.0
A
B
C
D
E
F
G
H
I
J
K
L
3/26/2014
8/31/2014
2/5/2015
7/13/2015
12/18/2015
5/24/2016
10/29/2016
4/5/2017
Nord Anglia Education, Inc.
Current Stock Price
Avg. Price Since IPO
Transaction Price
Daily Trading Volume

Selected Events

Event	Date	Comment
A	3/26/14	Completed IPO of 28% of total common stock, raising $304 million
B	3/2/15	Acquired 90% stake in British International School Vietnam for $150 million
C	4/27/15	Signed a definitive agreement to acquire a portfolio of six schools and non-controlling interest in one school from Meritas, LLC for approximately $387 million [3]
D	6/10/15	Completed a Follow-on Equity Offering in the amount of $170.4 million at a price of $24.00 per share
E	6/25/15	Completed the acquisition of portfolio of six schools and non-controlling interest in one school from Meritas, LLC
F	4/4/16	W.P. Carey Inc. agreed to acquire three school properties from Nord Anglia for a combined sale leaseback total of $167 million

Event	Date	Comment
G	7/26/16	Q3 FY2016 earnings release and lowered corporate guidance
H	8/17/16	Appointment of Louis T. Hsieh as an independent director and new chairman of Nord Anglia audit committee
I	11/29/16	Q4 FY2016 earnings release and lowered corporate guidance
J	1/24/17	Q1 FY2017 earnings release and raised corporate guidance. Adjusted net income guidance and adjusted diluted EPS were raised by $2 million and $0.02, respectively. Also announced exploration of acquisitions
K	3/3/17	Announced acquisition of international school in Europe and the Middle East through separate agreements for a total of $147 million
L	3/30/17	Announced it will develop a new school in Dublin which is expected to open in 2018, and a new campus in Guangzhou expected to open in 2020

Source: Capital IQ, Company management
1. Based on the Agreement
2. Closing stock price as of April 21, 2017
3. Meritas acquisition reflects consideration net of sale leaseback transaction proceeds
IPO refers to Initial Public Offering; Q refers to Quarter; EPS refers to Earnings Per Share; FY refers to Fiscal Year

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HOULIHAN LOKEY | 9

Selected Historical Trading Activity Information Last Twelve Months Last Nine Months 50.0% 30.0% 28.4% 27.4% 26.3% 40.0% 20.0% 30.0% 20.0% 10.0% 10.0% 2.8% 0.0% 0.0% $20-$21 $21-$22 $22-$23 $23-$24 $24-$25 $25-$26 $26-$27 $27-$29 $20-$21 $21-$22 $22-$23 $23-$24 $24-$25 $25-$26 $26-$27 $27-$29 Last Six Months Last Three Months 50.0% 30.0% 40.0% 20.0% 17.5% 30.0% 20.0% 10.0% 10.0% 0.0% 0.0% $20-$21 $21-$22 $22-$23 $23-$24 $24-$25 $25-$26 $26-$27 $27-$29 $20-$21 $21-$22 $22-$23 $23-$24 $24-$25 $25-$26 $26-$27 $27-$29 Note: Per Capital IQ as of 4/21/2017 1. Based on average VWAP over the given time period (last 3 months, 6 months, 9 months or 12 months) VWAP refers to volume weighted average price; mm refers to million Confidential | Preliminary Draft – Subject to Further Review 10 23.8% 19.0% 19.0% 7.9% 11.1% 1.6% 0.0% 40.0% 21.6% 11.2%9.6% 11.2% 0.0% 5.6% 0.8% Total Volume: 8.1 mm Average VWAP(1): $24.28 Total Volume: 13.5 mm Average VWAP(1): $23.65 38.7% 2.0% 24.9% 20.9% 5.5%4.7% 0.4% 0.0% 7.4%6.3% 3.7% 0.5% Total Volume: 19.1 mm Average VWAP(1): $23.05 Total Volume: 27.1 mm Average VWAP(1): $22.68

Relative Stock Price Performance Relative Stock Price Performance Since IPO 180.0% Relative Returns Selected Companies Index1: 74.6% 160.0% Nord Anglia: 53.8% 140.0% S&P 500 Index: 26.8% 120.0% 100.0% 80.0% 60.0% Source: Capital IQ as April 21, 2017 1. The Selected Companies Index is equally weighted and includes Bright Horizons Family Solutions Inc., China Maple Leaf Educational Systems Limited, IDP Education Limited, Navitas Limited, New Oriental Education & Technology Group Inc., Overseas Education Limited, TAL Education Group, China YuHua Education Corporation Limited, Internationella Engelska Skolan I Sverige Holdings II AB (publ), Virscend Education Company Limited and Wisdom Education International Holdings Company Limited IPO refers to Initial Public Offering Confidential | Preliminary Draft – Subject to Further Review 11 Indexed Prices

Selected Wall Street Analyst Recommendations & Observations

(dollars in millions, except per share values)

Analyst	Date of Report	Closing Price on Date of Report	View	Target Price [1]	Target 2017E Revenue	Target 2017E Adjusted EBITDA	Target 2017E Adjusted EPS
Credit Suisse, Anjaneya Singh	13-Apr-17	$27.68	Outperform	$28.00	$917.7	$211.0	$0.68
Citigroup, Thomas A. Singlehurst	21-Mar-17	$24.20	Buy	$29.00	$918.3	$210.5	$0.66
Bank of America Merrill Lynch, Ruchi Malaiya	3-Feb-17	$22.60	Buy	$29.00	$913.7	$207.8	$0.66
J.P.Morgan, Leon Chik	26-Jan-17	$21.62	Overweight	$25.00	$917.0	$208.3	$0.67
RBC Capital Markets, Gary Bisbee	26-Jan-17	$21.62	Outperform	$27.00	$909.3	$210.3	$0.67
Barclays, Manav Patnaik	24-Jan-17	$22.31	Equal Weight	$24.00	$924.0	$207.0	$0.70
William Blair, Brandon Dobell	24-Jan-17	$22.31	Outperform	NA	$926.6	$212.0	$0.69
CLSA, Mariana Kou	24-Jan-17	$22.31	Underperform	$25.00	$921.7	$208.0	$0.68
BMO Capital Markets, Jeffrey M. Silber	24-Jan-17	$22.31	Outperform	$28.00	$910.7	$207.2	$0.66
	Low	$21.62		$24.00	$909.3	$207.0	$0.66
	High	$27.68		$29.00	$926.6	$212.0	$0.70
	Median	$22.31		$27.50	$917.7	$208.3	$0.67
	Mean	$23.00		$26.88	$917.7	$209.1	$0.67
	Company Projections [2]				**$931.3**	**$212.8**	**$0.71**

Source: Credit Suisse, Citigroup, Bank of America Merrill Lynch, J.P.Morgan, RBC Capital Markets, Barclays, William Blair, CLSA and BMO Capital Markets Research Reports
1. Based on information available as of 4/21/2017
2. For the purposes of this page, stock-based compensation and exceptional expenses have been added back to Adjusted EBITDA to provide a direct comparison to Analysts' observations, which exclude stock-based compensation and exceptional expenses
Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization, adjusted for certain non-recurring items
EPS refers to Earnings per Share
E refers to Estimated

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HOULIHAN LOKEY | 12

Float and Trading Observations Public Float / Shares Outstanding 100.0% 90.0% 80.0% 70.0% 60.0% 50.0% 40.0% 30.0% 20.0% 10.0% 0.0% 90 – Day Average Daily Volume / Public Float 4.00% 3.50% 3.00% 2.50% 2.00% 1.50% 1.00% 0.50% 0.00% 0.56% Source: Capital IQ and Bloomberg as of 4/21/17 Confidential | Preliminary Draft – Subject to Further Review 13 3.57% 1.07%0.99% 1.33% 0.19%0.13% 0.83% 0.55% 0.57%0.71% 0.41% 0.21% 0.27% 86.5% 77.7% 55.4% 61.2% 49.5% 34.4% 44.1%40.9%45.9% 37.6% 22.4%25.0% 30.3% 26.3%

Ownership Summary

(shares in millions)

Current Shareholders

	Shares Held [1]	Ownership % [1]
Baring Private Equity Asia	69.6	66.5%
Insider Holdings		
Andrew Fitzmaurice (CEO & Director)	2.1	2.0%
Other Directors & Executive Officers	0.8	0.8%
Total Insider Holdings	2.9	2.8%
Public Holdings		
Baron Capital Group, Inc.	6.9	6.5%
StockBridge Partners, LLC	5.0	4.8%
T. Rowe Price Group, Inc.	4.3	4.1%
Capital Research and Management Company	2.3	2.2%
TimesSquare Capital Management, LLC	1.8	1.7%
Massachusetts Financial Services Company	1.6	1.5%
Triple Frond Partners LLC	1.4	1.3%
Loomis, Sayles & Company L.P.	1.4	1.3%
Other Public Shareholders	7.0	6.7%
Total Public Holdings	31.6	30.2%
Total Basic Shares Outstanding	104.2	99.5%
Options	0.6	0.5%
Total Fully Diluted Shares Outstanding [1]	104.7	100.0%



Public Holdings 2
30.2%
Insider Holdings
2.8%
Options
0.6%
Baring Private Equity Asia
66.5%

Sources: Company management, Capital IQ and Company SEC filings

1. Based on 104.2 million basic shares outstanding (including RSUs) and 0.6 million net shares from exercise of in-the-money options at the market price as of 4/21/2017 of $27.69 based on treasury method
2. Does not reconcile with float numbers shown on prior pages due to inclusion of dilutive shares

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HOULIHAN LOKEY | 14

Page 1. 2. 3. 4. 5. Transaction Overview and Observations Selected Public Market Observations Financial Analyses Appendices Disclaimer 3 7 15 22 34 Confidential | Preliminary Draft – Subject to Further Review

Financial Analysis Summary Implied Per Share Value Reference Range Transaction Consideration $32.50 $27.63 $39.03 $23.85 $31.00 $23.79 $30.93 $26.03 $35.84 $20.00 $25.00 $30.00 $35.00 $40.00 $45.00 Note: No weighting attributed to any specific indication Source: Company management provided financial information Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization, adjusted for certain non-recurring items, as provided by Company management LTM refers to the most recently completed 12-month period; NFY refers to Next Fiscal Year; NFY+1 refers to the year following NFY Confidential | Preliminary Draft – Subject to Further Review Selected Companies Discounted Cash Flow Discount Rate: 9.5% - 10.5% Perpetual Growth Rate: 3.50% - 4.00% LTM Ended 2/28/17 Adjusted EBITDA 18.0x - 22.0x NFY (8/31/17) Adjusted EBITDA 18.0x - 22.0x NFY+1 (8/31/18) Adjusted EBITDA 14.0x - 18.0x

Financial Analysis Summary (cont.)

(shares outstanding and dollars in millions, except per share values)

Implied Per Share Value Reference Ranges

	Discounted Cash Flow Analysis	Selected Companies Analysis	Selected Companies Analysis	Selected Companies Analysis
	Perpetual Growth Rate 3.50% – 4.00%	LTM Ended 2/28/17 Adjusted EBITDA	NFY 2017E Adjusted EBITDA	NFY+1 2018E Adjusted EBITDA
Corresponding Base Amount		$190.2	$189.9	$261.1
Selected Multiples Range		18.0x -- 22.0x	18.0x -- 22.0x	14.0x -- 18.0x
Implied Enterprise Value Range	$3,864.1 – $5,076.5	$3,423.6 -- $4,184.4	$3,417.4 -- $4,176.8	$3,655.0 -- $4,699.2
Cash and Cash Equivalents as of 2/28/17	$225.7 – $225.7	$225.7 -- $225.7	$225.7 -- $225.7	$225.7 -- $225.7
Implied Total Enterprise Value Reference Range	$4,089.8 – $5,302.2	$3,649.3 -- $4,410.1	$3,643.1 -- $4,402.5	$3,880.7 -- $4,924.9
Total Debt as of 2/28/17 [1]	(1,153.8) – (1,153.8)	(1,153.8) -- (1,153.8)	(1,153.8) -- (1,153.8)	(1,153.8) -- (1,153.8)
Retirement Benefit Obligations as of 2/28/17 [2]	(37.3) – (37.3)	(37.3) -- (37.3)	(37.3) -- (37.3)	(37.3) -- (37.3)
Minority Interest as of 2/28/17 [3]	(5.2) – (5.2)	(5.2) -- (5.2)	(5.2) -- (5.2)	(5.2) -- (5.2)
Investments in Joint Ventures and Associates as of 2/28/17 [4]	0.4 – 0.4	0.4 -- 0.4	0.4 -- 0.4	0.4 -- 0.4
Net Operating Loss Carryforward as of 8/31/16 [5]	0.0 – 0.0	38.1 -- 38.1	38.1 -- 38.1	38.1 -- 38.1
Implied Total Equity Value Reference Range	$2,893.9 – $4,106.3	$2,491.5 -- $3,252.3	$2,485.3 -- $3,244.7	$2,722.9 -- $3,767.1
Shares Outstanding [6]	104.7 – 105.2	104.5 -- 104.9	104.5 -- 104.9	104.6 -- 105.1
Implied Per Share Value Reference Range	$27.63 – $39.03	$23.85 -- $31.00	$23.79 -- $30.93	$26.03 -- $35.84

Source: Company management, SEC filings

1. Includes $1,111.3 million of interest-bearing loans and borrowings and $42.5 million of finance lease liabilities as of 2/28/17, per Form 6-K
2. Represents net funding deficit in defined benefit pension schemes in the UK, Switzerland and Thailand as of 2/28/17, per Form 6-K. It is not tax-effected as the Company is not a taxpayer in certain relevant jurisdictions
3. Represents book value of non-controlling interest in certain of the Company's subsidiaries (British International School, Vietnam; British Vietnamese International School; British International School - Hanoi; British Vietnamese International School (Secondary and High School); and Camplife Limited) as of 2/28/17, per Form 6-K
4. Represents book value of 50% interest in joint venture EduAction (Waltham Forest) Limited as of 2/28/17, per Form 6-K
5. Represents the component of accrued deferred tax assets attributable to net operating loss carryforwards ("NOLs") of $109.1 million based on most recently available information. NOLs are incorporated in discounted cash flow analysis per Company management
6. Based on 104.2 million basic common shares outstanding (including RSUs) and the number of shares attributable to the exercise of in-the-money options using the treasury method, based on 2.3 million outstanding options as of 4/20/2017 per Company management

LTM refers to the most recently completed 12-month period
NFY refers to Next Fiscal Year
NFY+1 refers to the year following NFY
Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization, adjusted for certain non-recurring items, based on information provided by Company management
E refers to Estimated

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HOULIHAN LOKEY | 17

Selected Historical and Projected Financial Data

(dollars in millions)

	Fiscal Year Ended August 31,			LTM Ended	Fiscal Year Ending August 31,					CAGR
	2014	2015	2016	2/28/17	2017E	2018E	2019E	2020E	2021E	2016 to 2021E
Revenue:										
Base Existing Schools	$474.6	$573.1	$856.0	$882.4	$899.1	$984.4	$1,070.8	$1,158.0	$1,248.4	7.8%
Growth %		*20.8%*	*49.4%*		*5.0%*	*9.5%*	*8.8%*	*8.1%*	*7.8%*	
Greenfield	--	--	--	--	--	27.3	43.1	55.0	74.6	
Growth %							*57.9%*	*27.4%*	*35.8%*	
China Bilingual Schools	--	--	--	6.7	11.3	38.9	105.9	212.5	404.0	
Growth %						*243.7%*	*172.5%*	*100.6%*	*90.2%*	
Mergers and Acquisitions	--	--	--	--	20.9	93.1	201.0	318.9	451.1	
Growth %						*345.6%*	*116.0%*	*58.6%*	*41.5%*	
Total Revenue	**$474.6**	**$573.1**	**$856.0**	**$889.1**	**$931.3**	**$1,143.7**	**$1,420.9**	**$1,744.3**	**$2,178.2**	**20.5%**
Growth %		*20.8%*	*49.4%*		*8.8%*	*22.8%*	*24.2%*	*22.8%*	*24.9%*	
Operating Expenses - Existing Schools	(322.2)	(414.1)	(614.8)	(641.2)	(646.7)	(695.8)	(750.1)	(805.7)	(864.3)	
Operating Expenses - Greenfield	--	--	--	--	--	(22.4)	(42.4)	(49.7)	(61.4)	
Operating Expenses - China Bilingual	--	--	--	(7.0)	(11.3)	(26.9)	(75.7)	(155.3)	(269.0)	
Operating Expenses - M&A	--	--	--	--	(17.2)	(66.2)	(145.2)	(230.6)	(324.3)	
Central and Regional Costs	(26.4)	(31.3)	(40.0)	(43.5)	(43.3)	(49.3)	(59.6)	(73.1)	(85.0)	
Stock-Based Compensation	(3.1)	(2.3)	(6.7)	(7.7)	(8.6)	(9.5)	(10.3)	(11.1)	(12.0)	
Pre-Opening Costs and Other [1]	(4.1)	(4.0)	(7.7)	(8.5)	(18.2)	(12.6)	(12.6)	(12.7)	(12.7)	
Depreciation & Amortization	(33.8)	(48.5)	(65.2)	(66.2)	(51.8)	(62.4)	(75.0)	(92.2)	(115.5)	
Total Operating Expenses	(389.6)	(500.2)	(734.4)	(774.1)	(797.1)	(945.0)	(1,170.9)	(1,430.3)	(1,744.2)	
% Revenue	*82.1%*	*87.3%*	*85.8%*	*87.1%*	*85.6%*	*82.6%*	*82.4%*	*82.0%*	*80.1%*	
Total EBIT	**$85.0**	**$72.9**	**$121.6**	**$115.0**	**$134.2**	**$198.7**	**$250.1**	**$314.0**	**$434.0**	**29.0%**
Depreciation & Amortization	33.8	48.5	65.2	66.2	51.8	62.4	75.0	92.2	115.5	
Total EBITDA	**$118.8**	**$121.4**	**$186.8**	**$181.2**	**$186.0**	**$261.1**	**$325.1**	**$406.2**	**$549.4**	**24.1%**
Add: Adjustments	1.4	3.0	6.1	9.0	3.9	--	--	--	--	
Total Adjusted EBITDA	**$120.2**	**$124.4**	**$192.9**	**$190.2**	**$189.9**	**$261.1**	**$325.1**	**$406.2**	**$549.4**	**23.3%**
Margin %	*25.3%*	*21.7%*	*22.5%*	*21.4%*	*20.4%*	*22.8%*	*22.9%*	*23.3%*	*25.2%*	
Growth %		*3.5%*	*55.1%*		*-1.6%*	*37.5%*	*24.5%*	*25.0%*	*35.2%*	

Source: Company SEC filings and projections provided by Company management
1. Pre-Opening Costs and Other represents acquisition costs and other pre-opening costs associated with new schools and acquisitions
Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization, adjusted for certain non-recurring items, based on information provided by Company management
EBIT refers to Earnings Before Interest and Taxes; EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization
CAGR refers to compound annual growth rate
E refers to Estimated
LTM refers to the most recently completed 12-month period

Confidential | Preliminary Draft – Subject to Further Review

HOULIHAN LOKEY | 18

Selected Historical and Projected Financial Data (cont.)

(dollars in millions)

	Fiscal Year Ended August 31,			LTM Ended	Fiscal Year Ending August 31,				
	2014	2015	2016	2/28/17	2017E	2018E	2019E	2020E	2021E
Additional Financial Information									
Maintenance Capital Expenditures	$14.0	$18.7	$29.0		$32.3	$43.6	$52.1	$61.7	$73.9
Growth Capital Expenditures	39.6	43.6	65.3		83.2	70.5	117.0	119.4	116.0
Total Capital Expenditures	$53.6	$62.3	$94.3	$88.0	$115.5	$114.1	$169.1	$181.1	$189.9
Acquisitions [1]	35.1	647.1	33.6	19.2	178.0	185.0	169.9	173.0	169.9
Depreciation & Amortization	33.8	48.5	65.2	66.2	51.8	62.4	75.0	92.2	115.5
Net Working Capital	(291.6)	(558.4)	(553.1)	(323.5)	(588.1)	(631.5)	(681.5)	(739.8)	(812.6)
Change in Net Working Capital		(266.8)	5.3		(35.0)	(43.4)	(50.0)	(58.3)	(72.8)
Additional Operational Information									
Schools at Beginning of Year [2]	27	29	42		42	47	51	55	61
Expat Greenfield [2]	--	3	--		--	3	1	--	1
China Bilingual Schools [2]	--	--	--		1	--	2	5	5
Acquisitions [2]	2	10	--		4	1	1	1	1
Schools at End of Year	29	42	42		47	51	55	61	68
China Bilingual Conversions [3]	--	--	--		--	1	2	--	--
Adjustments:									
Loss on Disposal of PP&E	$0.1	$0.3	$0.4	$0.0	($0.4)	$0.0	$0.0	$0.0	$0.0
Management Fees	1.2	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Rollout of Collaboration Programs [4]	0.0	0.7	2.8	3.8	2.2	0.0	0.0	0.0	0.0
Global Campus Expedition Facility [5]	0.0	0.0	1.2	1.3	0.1	0.0	0.0	0.0	0.0
Other [6]	0.1	2.0	1.7	3.9	2.0	0.0	0.0	0.0	0.0
Total Adjustments	**$1.4**	**$3.0**	**$6.1**	**$9.0**	**$3.9**	**$0.0**	**$0.0**	**$0.0**	**$0.0**

Source: Company SEC filings and projections and other information provided by Company management
1. Acquisitions excludes aggregate new lease obligations
2. Historical school openings and projected school openings provided by Company management
3. The Company plans to convert three existing expatriate schools in China to bilingual schools by 2019
4. Includes the collaboration programs with MIT, Julliard, King's College London and UNICEF
5. Represents certain expenses incurred as part of the Global Campus Expedition Facility
6. Other includes China Expat taxes, lender waiver fees and Sarbanes Oxley project
E refers to Estimated
LTM refers to the most recently completed 12-month period
PP&E refers to Property, Plant and Equipment
MIT refers to Massachusetts Institute of Technology

Confidential | Preliminary Draft – Subject to Further Review
HOULIHAN LOKEY | 19

Discounted Cash Flow Perpetual Growth Rate Analysis (dollars in millions) Projected Fiscal Year Ending August 31, Total Revenue Growth % Total Operating Expenses Depreciation & Amortization EBITDA Margin % Depreciation & Amortization EBIT Taxes [2] Unlevered Earnings Depreciation & Amortization Capital Expenditures Acquisitions Change in Net Working Capital Unlevered Free Cash Flows $410.8 $1,143.7 22.8% (945.0) 62.4 $1,420.9 24.2% (1,170.9) 75.0 $1,744.3 22.8% (1,430.3) 92.2 $2,178.2 24.9% (1,744.2) 115.5 Total Revenue $2,178.2 (362.5) 18.4 Total Operating Expenses Depreciation & Amortization EBITDA Margin % Depreciation & Amortization EBIT Taxes [2] Unlevered Earnings Depreciation & Amortization Capital Expenditures [4] Change in Net Working Capital Unlevered Free Cash Flow (1,702.7) 73.9 $66.7 20.4% (18.4) $261.1 22.8% (62.4) $325.1 22.9% (75.0) $406.2 23.3% (92.2) $549.4 25.2% (115.5) $549.4 25.2% (73.9) $48.3 (12.1) $198.7 (49.7) $250.1 (62.5) $314.0 (78.5) $434.0 (108.5) $475.5 (118.9) $36.2 18.4 (78.8) (164.5) 264.6 $149.0 62.4 (114.1) (185.0) 43.4 $187.5 75.0 (169.1) (169.9) 50.0 $235.5 92.2 (181.1) (173.0) 58.3 $325.5 115.5 (189.9) (169.9) 72.8 $356.6 73.9 (73.9) 13.7 $370.3 $75.9 ($44.3) ($26.4) $31.9 $153.9 Discount Rate 3.50% $4,499.5 $4,281.6 $4,080.9 $3,895.5 $3,723.6 3.75% $4,706.4 $4,470.8 $4,254.4 $4,055.1 $3,870.9 4.00% $4,932.2 $4,676.4 $4,442.3 $4,227.4 $4,029.4 3.50% $4,643.8 $4,424.9 $4,223.3 $4,036.9 $3,864.1 3.75% $4,850.7 $4,614.1 $4,396.8 $4,196.5 $4,011.4 4.00% $5,076.5 $4,819.7 $4,584.7 $4,368.9 $4,169.9 3.50% $3,673.6 $3,454.7 $3,253.1 $3,066.7 $2,893.9 3.75% $3,880.5 $3,643.9 $3,426.6 $3,226.3 $3,041.2 4.00% $4,106.3 $3,849.5 $3,614.5 $3,398.7 $3,199.7 9.5% 9.8% 10.0% 10.3% 10.5% $144.3 $143.3 $142.4 $141.4 $140.5 $970.2 $970.2 $970.2 $970.2 $970.2 + = - = = Discount Rate 3.50% 12.2x 11.7x 11.3x 10.9x 10.5x 3.75% 12.7x 12.2x 11.7x 11.3x 10.9x 4.00% 13.3x 12.8x 12.3x 11.8x 11.3x Discount Rate 3.50% 96.9% 96.8% 96.6% 96.5% 96.4% 3.75% 97.0% 96.9% 96.8% 96.6% 96.5% 4.00% 97.2% 97.0% 96.9% 96.8% 96.6% 9.5% 9.8% 10.0% 10.3% 10.5% 9.5% 9.8% 10.0% 10.3% 10.5% Note: Present values as of 4/21/17; mid-year convention applied; stock based compensation treated as a cash expense to approximate dilutive impact Source: Company SEC filings and Company management 1. Represents a 6-month period ending 8/31/2017 calculated as FY2017E projections minus 6 months ended 2/28/17 actual results 2. Tax at 25.0% per Company management (includes impact of usable net operating loss carryforwards) 3. Terminal Value Assumptions include 25% tax rate, capital expenditures tracking 2021E maintenance capital expenditures, depreciation & amortization equal to capital expenditures and net working capital tracking revenue growth based on information provided by Company management 4. Represents maintenance capital expenditures in 2021E 5. Implied from corresponding discount rate and perpetual growth rate applied to 2021E EBITDA 6. Includes interest-bearing debt, finance leases, retirement benefit obligations and minority interest less cash and investments in joint ventures 7. Based on 104.2 million basic common shares outstanding (including RSUs) and the number of shares attributable to the exercise of in-the-money options using the treasury method, based on 2.3 million outstanding options as of 4/20/2017 per Company management EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization; EBIT refers to Earnings Before Interest and Taxes; E refers to Estimated; PV refers to Present Value Confidential | Preliminary Draft – Subject to Further Review 20 PV of Terminal Value as a % of Enterprise Value Implied 2021E EBITDA Terminal Multiple [5] Implied Equity Value Per Share [7] 3.50% 3.75% 4.00% $34.96 $36.91 $39.03 $32.91 $34.68 $36.62 $31.01 $32.64 $34.41 $29.26 $30.76 $32.38 $27.63 $29.02 $30.51 Implied Total Equity Value Net Debt and Other [6] Implied Enterprise Value PV of Terminal Value Based on Perpetual Growth Rate for 2021E Unlevered Free Cash Flow Present Value of Cash Flows (2017 - 2021) Terminal Value Assumptions [3] 2017E [1] 2018E 2019E 2020E 2021E

Selected Companies Information

(dollars in millions, except per share values)

Selected Company	Share Price [2]	Equity Market Value [2][3]	Enterprise Value [1][2][3]	Enterprise Value [1] to Adjusted EBITDA LTM	FYE (8/31/17) [4]	FYE (8/31/18) [4]	FYE (8/31/19) [4]
Bright Horizons Family Solutions Inc. [5]	$74.57	$4,539.6	$5,665.8	19.9x	18.0x	16.1x	*NA*
China Maple Leaf Educational Systems Limited	$0.77	1,055.5	875.7	19.8x	14.7x	11.9x	9.7x
China YuHua Education Corporation Limited	$0.33	983.8	985.2	16.3x	18.5x	13.7x	11.7x
IDP Education Limited	$3.46	890.0	871.9	17.8x	16.4x	13.4x	11.8x
Internationella Engelska Skolan i Sverige Holdings II AB (publ)	$7.43	297.6	281.3	10.5x	10.0x	9.0x	8.1x
Navitas Limited	$3.40	1,218.4	1,364.3	11.4x	11.1x	11.0x	*NA*
New Oriental Education & Technology Group Inc.	$62.81	9,915.5	8,052.1	29.5x	25.2x	18.9x	*NA*
Overseas Education Limited	$0.27	113.0	176.7	9.5x	9.2x	9.1x	*NA*
TAL Education Group [6]	$110.67	10,445.7	9,837.9	78.1x	46.9x	30.4x	21.8x
Virscend Education Company Limited	$0.69	2,117.1	2,179.5	38.7x	32.8x	24.9x	18.7x
Wisdom Education International Holdings Company Limited	$0.27	542.8	616.0	15.1x	11.6x	9.7x	8.2x
Low				9.5x	9.2x	9.0x	8.1x
High				78.1x	46.9x	30.4x	21.8x
Median				17.8x	16.4x	13.4x	11.7x
Mean				24.2x	19.5x	15.3x	12.9x

Sources: Public filings, Capital IQ, Bloomberg
Note: No company used in this analysis for comparative purposes is identical to the Company
1. Enterprise Value equals equity market value + debt outstanding + preferred stock + minority interests – cash and cash equivalents
2. Based on closing prices as of 4/21/17
3. Based on reported fully-diluted shares
4. Multiples based on forward-looking financial information may have been calendarized to 8/31 year-end
5. Analyst EBITDA estimates adjusted to reflect the impact of stock-based compensation expenses
6. Equity market value and enterprise value for TAL Education Group reflects reported dilutive shares for the three months ending 11/30/16, assuming the impact of a convertible bond conversion. Debt amounts included in enterprise value calculation assume bond conversion to equity
Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization, adjusted for certain non-recurring items
LTM refers to the most recently completed 12-month period for which financial information has been made public
FYE refers to Fiscal Year End
NA refers to Not Available

Confidential | Preliminary Draft – Subject to Further Review

HOULIHAN LOKEY | 21

Page 1. 2. 3. 4. Transaction Overview and Observations Selected Public Market Observations Financial Analyses Appendices Illustrative Transactions Information Selected Companies Benchmarking Information Disclaimer 3 7 15 22 23 30 34 5. Confidential | Preliminary Draft – Subject to Further Review

Page 1. 2. 3. 4. Transaction Overview and Observations Selected Public Market Observations Financial Analyses Appendices Illustrative Transactions Information Selected Companies Benchmarking Information Disclaimer 3 7 15 22 23 30 34 5. Confidential | Preliminary Draft – Subject to Further Review

Illustrative Selected Transactions Information

K-12 and Early Childhood Education Platforms / Institutions

(dollars in millions)

Announced	Effective	Target	Acquiror	Transaction Value [1]	Transaction Value/ LTM Revenue [2]	Transaction Value/ LTM EBITDA [2]	EBITDA Margin % [2]
2/23/2017	2/23/2017	Nuevo Agora Centro De Estudios S.L	Providence Equity Partners LLC	NA	NA	NA	NA
12/7/2016	12/6/2016	China Bilingual Technology & Education Group Inc.	Capstone Technologies Group Inc.	NA	NA	NA	NA
11/13/2016	8/31/2016	Golden Apple Education Group	PAG Asia Capital	$250.0	NA	NA	NA
8/30/2016	9/15/2016	International School of Europe S.r.l.	Educas LLC	NA	NA	NA	NA
8/30/2016	9/13/2016	St. Louis School	Inspired Schools Worldwide	NA	NA	NA	NA
7/9/2015	8/13/2015	Knowledge Universe Education LLC (nka:KinderCare Education LLC)	Partners Group	NA	NA	NA	NA
6/9/2015	6/9/2015	Unknown Majority Stake in Oxford Study Courses and Unknown Majority Stake in Pamoja Education	GEMS Education	NA	NA	NA	NA
5/31/2013	7/2/2013	JB Education AB, Five Secondary Schools	AcadeMedia AB	NA	NA	NA	NA
4/3/2013	4/25/2013	Cognita Schools Ltd [3]	KKR & Co. L.P.	NA	NA	NA	NA
4/28/2010	6/14/2010	AcadeMedia AB	EQT Partners AB; EQT V, L.P.	347.3	1.22x	10.4x	11.7%

	Transaction Value [1]	LTM Revenue [2]	LTM EBITDA [2]	EBITDA Margin % [2]
Low	$250.0	1.22x	10.4x	11.7%
High	$347.3	1.22x	10.4x	11.7%
Median	$298.6	1.22x	10.4x	11.7%
Mean	$298.6	1.22x	10.4x	11.7%

Note: No company set forth on this page for comparative purposes is identical to the Company, and no transaction set forth on this page for comparative purposes is identical to the Transaction
Source: Capital IQ, public filings, Wall Street research
1. Transaction Value refers to the implied enterprise value of target company, based on announced transaction equity price and other public information at the time of the announcement
2. Based on reported metric for the most recent LTM period prior to the announcement of the transaction
3. Represents acquisition of approximately 49% interest
EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization; NA refers to Not Available
LTM refers to most recently completed 12-month period for which financial information has been made public

Confidential | Preliminary Draft – Subject to Further Review

HOULIHAN LOKEY | 24

Illustrative Selected Transactions Information (cont.)

Post-Secondary Education Platforms / Institutions

(dollars in millions)

Announced	Effective	Target	Acquiror	Transaction Value [1]	Transaction Value/ LTM Revenue [2]	Transaction Value/ LTM EBITDA [2]	EBITDA Margin % [2]
6/21/2016	Pending	Estácio Participações S.A.	Kroton Educacional S.A.	$1,781.6	2.52x	10.3x	24.5%
3/15/2016	Pending	Glion Hotel School and Les Roches International School of Hotel Management	Eurazeo	385.2	2.20x	13.6x	16.1%
12/18/2015	1/14/2016	Sociedade Educacional de Santa Catarina	Posse Gestao Patrimonial S.A.	45.9	1.21x	24.3x	5.0%
12/15/2015	12/15/2015	Grupo Ibmec Educacional S/A	DeVry Educacional do Brasil, S/A	179.3	2.97x	14.9x	20.0%
10/22/2015	12/10/2015	Career Partner GmbH	Apollo Global Germany GmbH	107.1	3.57x	13.4x	26.7%
6/1/2015	6/1/2015	The University Of Law Ltd	Global University Systems B.V.	NA	NA	NA	NA
8/8/2014	8/8/2014	St. George's University	Baring Private Equity Asia; Altas Partners LP	NA	NA	NA	NA
6/6/2014	7/1/2014	Endeavour College of Natural Health Pty Ltd.	Vocation Limited	78.1	1.79x	NA	NA
4/10/2014	7/1/2014	Universidade São Judas Tadeu	Minas Gerais Educação S.A.	144.8	1.75x	10.0x	17.6%
12/3/2013	12/3/2013	Cambridge Education Group Limited	Bridgepoint Advisers Limited	251.4	2.06x	11.0x	18.7%
4/22/2013	7/3/2014	Anhanguera Educacional Participacoes S.A.	Kroton Educacional S.A.	3,439.0	4.05x	23.4x	17.3%
5/28/2012	5/28/2012	Grupo Uniasselvi	Editora e Distribuidora Educacional S.A.	257.3	2.60x	13.2x	19.7%
5/16/2012	5/16/2012	CAE Training & Services UK Ltd.	CAE Inc.	313.4	1.12x	9.0x	12.5%
4/25/2012	6/20/2012	SEG International Bhd	Navis Capital Partners; Navis Asia Fund VI, L.P.; Malaysian Growth Opportunity Fund I	347.7	3.71x	10.5x	35.4%
8/4/2011	8/3/2011	American University of the Caribbean and Medical Education Services, Inc.	DeVry, Inc.	235.0	NA	NA	NA

Low	$45.9	1.12x	9.0x	5.0%
High	$3,439.0	4.05x	24.3x	35.4%
Median	$251.4	2.36x	13.2x	18.7%
Mean	$582.0	2.46x	14.0x	19.4%

Note: No company set forth on this page for comparative purposes is identical to the Company, and no transaction set forth on this page for comparative purposes is identical to the Transaction
Source: Capital IQ, public filings, Wall Street research
1. Transaction Value refers to the implied enterprise value of target company, based on announced transaction equity price and other public information at the time of the announcement
2. Based on reported metric for the most recent LTM period prior to the announcement of the transaction
EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization
NA refers to Not Available
LTM refers to most recently completed 12-month period for which financial information has been made public

Confidential | Preliminary Draft – Subject to Further Review

HOULIHAN LOKEY | 25

Illustrative Nord Anglia Transactions Information (cont.)

Prior Acquisitions Made by Nord Anglia

(dollars in millions)

Announced	Effective	Target	Acquiror	Transaction Value [1] [2]	Transaction Value/ LTM EBITDA [3]
4/10/2017	NA	Netherland Inter-community School	Nord Anglia Education, Inc.	$0.7	NMF
3/3/2017	NA	K-12 School in Kuwait [4]	Nord Anglia Education, Inc.	133.1	8.0x
3/3/2017	3/21/2017	Prague British School [4]	Nord Anglia Education, Inc.	21.0	6.3x
4/27/2015	6/25/2015	Meritas, LLC	Nord Anglia Education, Inc.	387.4	8.4x
3/2/2015	3/2/2015	BIS Vietnam	Nord Anglia Education, Inc.	157.0	9.3x
7/1/2014	4/24/2014	Northbridge International School	Nord Anglia Education, Inc.	15.0	12.8x
4/24/2014	4/24/2014	Dover Court International School Singapore	Nord Anglia Education, Inc.	20.1	6.2x
12/10/2013	8/2/2013	St. Andrew's International School Bangkok	Nord Anglia Education, Inc.	13.6	8.5x
1/1/2013	1/1/2013	British School of Guangzhou	Nord Anglia Education, Inc.	28.0	6.3x
1/1/2011	1/1/2011	WCL Group	Nord Anglia Education, Inc.	217.4	9.5x

Low	$0.7	6.2x
High	$387.4	12.8x
Median	$24.5	8.4x
Mean	$99.3	8.4x

Note: No company set forth on this page for comparative purposes is identical to the Company, and no transaction set forth on this page for comparative purposes is identical to the Transaction
Source: Company management.
1. Transaction Value refers to the implied enterprise value of target company
2. Company acquisition amounts include deferred consideration; Meritas acquisition reflects consideration net of sale leaseback transaction proceeds
3. Based on reported metric for the most recent LTM period prior to the announcement of the transaction
4. For Prague British school and K-12 School in Kuwait, represents multiple of expected fiscal year 2017 EBITDA
EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization; LTM refers to Latest Twelve Months; NA refers to Not Available; NMF refers to Not Meaningful

Confidential | Preliminary Draft – Subject to Further Review

HOULIHAN LOKEY | 26

Premiums Implied by Transaction Current Price (4/21/17) Implied Premium of Per Share Transaction Price Over Average Closing Stock Price [1] Trading Period Prior to 4/22/17 Closing Stock Price 1-Day 5-Day Average 10-Day Average 1-Month Average 3-Month Average 6-Month Average 1-Year Average 52-Week High 4/11/17 52-Week Low 6/27/16 $27.69 $27.62 $27.75 $26.58 $24.35 $23.68 $22.70 $28.28 $20.67 17.4% 17.7% 17.1% 22.3% 33.5% 37.2% 43.2% 14.9% 57.2% Price as of (4/3/17) – Prior to Preliminary Proposal Letter Implied Premium of Per Share Transaction Price Over Average Closing Stock Price [1] Trading Period Prior to 4/4/17 [2] Closing Stock Price 1-Day 5-Day Average 10-Day Average 1-Month Average 3-Month Average 6-Month Average 1-Year Average 52-Week High 4/3/17 52-Week Low 6/27/16 $25.70 $25.37 $25.05 $24.55 $23.43 $23.06 $22.39 $25.70 $20.67 26.5% 28.1% 29.7% 32.4% 38.7% 40.9% 45.1% 26.5% 57.2% Source: Company management and Capital IQ 1. Transaction Price of $32.50 based on the Agreement 2. Based on date of Preliminary Proposal Letter of 4/4/17 Confidential | Preliminary Draft – Subject to Further Review 27

Illustrative Acquisition Premium Observations – 13e-3 Transactions

				Implied Premiums Paid[1]		
Announced	Effective	Target	Acquiror	1-Day[2]	5-Day[2]	1 Month[2]
03/31/17	NA	UTStarcom Holdings Corp.	Shah Capital Management, Inc	13.8%	13.8%	25.0%
02/17/17	NA	China XD Plastics Company Limited	Morgan Stanley Private Equity Asia III, Inc.	28.6%	30.3%	30.3%
02/17/17	NA	Zhaopin Limited	Hillhouse Capital Management, Ltd.; FountainVest Partners	14.2%	14.5%	16.4%
01/27/17	NA	Midcoast Energy Partners, L.P.	Enbridge Energy Company, Inc.	-8.6% *	-1.8% *	15.1%
12/19/16	02/17/17	Calamos Asset Management Inc.	Calamos Partners LLC	12.1%	13.8%	17.2%
09/26/16	02/17/17	Columbia Pipeline Partners LP	Columbia Pipeline Group, Inc.	11.8%	15.7%	26.6%
08/01/16	02/01/17	Affinity Gaming	Z Capital Management LLC	NA	NA	NA
07/28/16	12/15/16	BBX Capital Corporation	BFC Financial Corporation (nka:BBX Capital Corporation)	12.3%	14.5%	27.6%
07/28/16	11/04/16	NetSuite Inc.	Oracle Corporation	19.0%	33.1%	57.9%
07/11/16	NA	Concord Medical Services Holdings Limited	Blue Ocean Management Limited	33.8%	35.9%	39.1%
06/30/16	12/08/16	Starz	Lions Gate Entertainment Corp.	24.3%	19.7%	30.0%
06/27/16	08/31/16	American Independence Corp.	Independence Holding Company; Madison Investors Corporation	4.1%	13.5%	12.5%
06/23/16	11/16/16	Sky-mobi Limited	Xplane Ltd.; Mobi Joy Limited; Amber Shining Investment Limited	25.0%	22.9%	20.9%
06/23/16	02/28/17	Qunar Cayman Islands Limited	Ctrip.com International, Ltd., M Strat Holdings	15.0%	5.3%	-8.6% *
06/16/16	11/29/16	Response Biomedical Corp.	1077801 B.C. Ltd.	NA	NA	NA
06/06/16	01/12/17	eFuture Holding Inc.	Shiji (Hong Kong) Limited	17.8%	4.4%	5.6%
06/03/16	12/06/16	Talen Energy Corporation	C/R Energy Jade, LLC; Raven Power Holdings LLC; Sapphire Power Holdings LLC	17.3%	25.2%	16.8%
05/26/16	NA	Siliconware Precision Industries Co., Ltd.	Advanced Semiconductor Engineering, Inc.	8.9%	20.6%	10.0%
05/20/16	12/16/16	Actions Semiconductor Co., Ltd.	Rich Dragon Consultants Limited; Nutronics Technology Corporation	49.4%	42.6%	45.4%
05/12/16	01/25/17	Cnova N.V.	Casino, Guichard-Perrachon Société Anonyme	61.7%	66.1%	85.1%
05/09/16	11/30/16	Morgans Hotel Group Co.	SBE Entertainment Group, LLC	NA	NA	NA
05/03/16	11/14/16	Petrobras Argentina S.A.	Pampa Energía S.A.	12.3%	6.9%	7.2%
03/07/16	11/10/16	National Interstate Corporation	Great American Insurance Company, Inc.	41.5%	43.8%	37.4%
03/02/16	04/01/16	JAVELIN Mortgage Investment Corp.	ARMOUR Residential REIT, Inc.	19.7%	27.5%	17.9%
03/01/16	03/01/16	First Farmers & Merchants Corp.	FFMC Merger Corporation	NA	NA	NA
02/29/16	01/18/17	Federal-Mogul Holdings Corporation (nka:Federal-Mogul Holdings LLC)	IEH FM Holdings LLC	100.8%	125.2%	109.6%
02/26/16	08/31/16	Apollo Residential Mortgage, Inc.	Apollo Commercial Real Estate Finance, Inc.	36.4%	39.3%	34.1%
02/17/16	NA	Jumei International Holding Limited	Sequoia Capital China	19.9%	32.1%	4.6%
02/01/16	07/12/16	Ku6 Media Co., Ltd.	Shanda Interactive Entertainment Limited	54.3%	52.2%	25.6%
01/21/16	10/31/16	ChipMOS TECHNOLOGIES (Bermuda) LTD.	ChipMOS TECHNOLOGIES INC.	9.1%	11.0%	1.4%
01/19/16	07/05/16	Rouse Properties, Inc.	Brookfield Asset Management Inc.	35.3%	29.3%	23.2%
01/15/16	Pending	Synutra International, Inc.	Liang Zhang	58.0%	52.0%	18.6%
Low				4.1%	4.4%	1.4%
High				100.8%	125.2%	109.6%
Median				19.7%	25.2%	23.2%
Mean				28.0%	30.0%	28.2%

Note: No company set forth on this page for comparative purposes is identical to the Company, and no transaction set forth on this page is identical to the Transaction
Source: Capital IQ
1. Based on closing stock price data over the respective period prior to announcement of transaction
2. Indicates number of trading day(s) prior to announcement of transaction
NA refers to Not Available
** Excluded from low, high, median and mean calculations due to negative premiums*

Confidential | Preliminary Draft – Subject to Further Review
HOULIHAN LOKEY | 28

Illustrative Acquisition Premium Observations 1-Day Prior Acquisition Premiums 98.7% 98.0% 96.1% 100.0% 74.7% 80.0% 60.0% 40.0% 26.0% 20.0% 0.0% 2012 2013 2014 2015 High 2016 Q1 '17 Low Median Mean Source: Thomson Reuters, as of 3/31/17 4-Week Prior Acquisition Premiums 99.5% 97.9% 97.7% 97.4% 97.0% 93.7% 100.0% 80.0% 60.0% 40.0% 20.0% 0.0% 2012 Source: Thomson Reuters, as of 3/31/17 2013 2014 2015 High 2016 Q1 '17 Low Median Mean Notes:Premiums are relative to target share prices one day and four weeks prior to announcement for deals with U.S. targets valued over $100 million Excludes terminated transactions, ESOPs, self-tenders, spin-offs, share repurchases, minority interest transaction, exchange offers, recapitalizations, and restructurings Excludes negative premiums and premiums over 100% Confidential | Preliminary Draft – Subject to Further Review 29 37.9%35.4%34.7%34.8%37.0% 3.7%0.2%0.8%1.3%0.6% 33.7% 3 0.2% 3 1.3% 3 0.2% 3 3.3%32.7% 26.2% 2.4% 32.3% 33.3% 2.0% 90.8%88.7% 30.2%31.4%31.1%31.9% 26.0%27.1%25.9%28.6% 0.0%1.6%0.7%0.4% 29.7% 5.8%

Page 1. 2. 3. 4. Transaction Overview and Observations Selected Public Market Observations Financial Analyses Appendices Illustrative Transactions Information Selected Companies Benchmarking Information Disclaimer 3 7 15 22 23 30 34 5. Confidential | Preliminary Draft – Subject to Further Review

Selected Companies Benchmarking

Size (LTM Revenue, millions)	
New Oriental Education & Technology	$1,617.1
Bright Horizons Family Solutions Inc.	$1,569.8
TAL Education Group	$901.8
Nord Anglia Education Inc.	**$889.1**
Navitas Limited	$730.9
IDP Education Limited	$278.4
Internationella Engelska Skolan	$204.0
China Maple Leaf Educational	$120.5
Virscend Education Company Limited	$120.1
China YuHua Education Corporation	$113.5
Wisdom Education International	$101.8
Overseas Education Limited	$65.5

Size [1] (Enterprise Value as of 4/21/17, millions)	
TAL Education Group	$9,837.9
New Oriental Education & Technology	$8,052.1
Bright Horizons Family Solutions Inc.	$5,665.8
Virscend Education Company Limited	$2,179.5
Navitas Limited	$1,364.3
China YuHua Education Corporation	$985.2
China Maple Leaf Educational	$875.7
IDP Education Limited	$871.9
Wisdom Education International	$616.0
Internationella Engelska Skolan	$281.3
Overseas Education Limited	$176.7

Projected Growth (FYE 8/31/16 - FYE 8/31/17 Adjusted EBITDA)	
TAL Education Group	75.4%
China Maple Leaf Educational	34.3%
Wisdom Education International	30.8%
Virscend Education Company Limited	27.2%
New Oriental Education & Technology	19.0%
Bright Horizons Family Solutions Inc.	13.7%
IDP Education Limited	12.3%
Internationella Engelska Skolan	10.5%
Navitas Limited	-0.3%
Overseas Education Limited	-0.3%
Nord Anglia Education Inc.	**-1.6%**
China YuHua Education Corporation	-12.3%

Projected Growth (FYE 8/31/17 - FYE 8/31/18 Adjusted EBITDA)	
TAL Education Group	54.0%
Nord Anglia Education Inc.	**37.5%**
China YuHua Education Corporation	35.2%
New Oriental Education & Technology	33.3%
Virscend Education Company Limited	31.6%
China Maple Leaf Educational	23.9%
IDP Education Limited	22.5%
Wisdom Education International	18.8%
Bright Horizons Family Solutions Inc.	12.4%
Internationella Engelska Skolan	11.4%
Overseas Education Limited	1.1%
Navitas Limited	0.4%

Projected Growth (FYE 8/31/16 - FYE 8/31/18 Adjusted EBITDA)	
TAL Education Group	64.4%
Virscend Education Company Limited	29.4%
China Maple Leaf Educational	29.0%
New Oriental Education & Technology	26.0%
Wisdom Education International	24.7%
IDP Education Limited	17.3%
Nord Anglia Education Inc.	**16.3%**
Bright Horizons Family Solutions Inc.	13.0%
Internationella Engelska Skolan	11.0%
China YuHua Education Corporation	8.9%
Overseas Education Limited	0.4%
Navitas Limited	0.0%

Projected Growth (FYE 8/31/16 - FYE 8/31/17 Revenue)	
TAL Education Group	62.8%
China Maple Leaf Educational	24.5%
Wisdom Education International	23.6%
Virscend Education Company Limited	22.1%
New Oriental Education & Technology	21.3%
Internationella Engelska Skolan	13.1%
IDP Education Limited	11.5%
Bright Horizons Family Solutions Inc.	9.9%
China YuHua Education Corporation	9.3%
Nord Anglia Education Inc.	**8.8%**
Overseas Education Limited	-1.5%
Navitas Limited	-1.8%

Projected Growth (FYE 8/31/17 - FYE 8/31/18 Revenue)	
TAL Education Group	41.6%
Virscend Education Company Limited	29.2%
China Maple Leaf Educational	24.3%
Nord Anglia Education Inc.	**22.8%**
New Oriental Education & Technology	21.0%
Wisdom Education International	19.1%
IDP Education Limited	12.5%
China YuHua Education Corporation	11.4%
Internationella Engelska Skolan	9.7%
Bright Horizons Family Solutions Inc.	9.2%
Overseas Education Limited	0.2%
Navitas Limited	-0.7%

Projected Growth (FYE 8/31/16 - FYE 8/31/18 Revenue)	
TAL Education Group	51.8%
Virscend Education Company Limited	25.6%
China Maple Leaf Educational	24.4%
Wisdom Education International	21.4%
New Oriental Education & Technology	21.2%
Nord Anglia Education Inc.	**15.6%**
IDP Education Limited	12.0%
Internationella Engelska Skolan	11.4%
China YuHua Education Corporation	10.4%
Bright Horizons Family Solutions Inc.	9.5%
Overseas Education Limited	-0.6%
Navitas Limited	-1.3%

Sources: Public filings, Capital IQ, Bloomberg, and Company management
Note: No company used in this analysis for comparative purposes is identical to the Company
Note: All historical and projected growth indications are based on a compound annual growth rate
Metrics based on forward-looking financial information have been calendarized to the Company's fiscal year end of August 31 for comparability with the Company
1. Based on public trading prices of common stock
Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization, adjusted for certain non-recurring items
LTM refers to most recently completed 12-month period for which financial information has been made public, other than the Company, in which case LTM refers to most recently completed 12-month period
FYE refers to Fiscal Year End

Confidential | Preliminary Draft – Subject to Further Review
HOULIHAN LOKEY | 31

Selected Companies Benchmarking (cont.)

Historical Growth (FYE 8/31/14 - FYE 8/31/16 Revenue)	
TAL Education Group	45.8%
Nord Anglia Education Inc.	**34.3%**
Wisdom Education International	24.7%
China Maple Leaf Educational	23.9%
IDP Education Limited	17.5%
New Oriental Education & Technology	15.2%
Internationella Engelska Skolan	15.1%
China YuHua Education Corporation	14.2%
Navitas Limited	5.8%
Bright Horizons Family Solutions Inc.	*NA*
Overseas Education Limited	*NA*
Virscend Education Company Limited	*NA*

Historical Growth (FYE 8/31/15 - FYE 8/31/16 Revenue)	
TAL Education Group	50.8%
Nord Anglia Education Inc.	**49.4%**
China Maple Leaf Educational	27.1%
Wisdom Education International	23.2%
New Oriental Education & Technology	18.5%
Virscend Education Company Limited	15.7%
IDP Education Limited	14.5%
Internationella Engelska Skolan	13.5%
China YuHua Education Corporation	12.0%
Bright Horizons Family Solutions Inc.	7.7%
Navitas Limited	1.7%
Overseas Education Limited	-5.1%

Historical Growth (FYE 8/31/14 - FYE 8/31/16 Adjusted EBITDA)	
China Maple Leaf Educational	30.0%
Wisdom Education International	28.7%
TAL Education Group	28.6%
Nord Anglia Education Inc.	**26.7%**
China YuHua Education Corporation	22.6%
IDP Education Limited	16.1%
Internationella Engelska Skolan	14.0%
New Oriental Education & Technology	8.8%
Navitas Limited	4.5%
Bright Horizons Family Solutions Inc.	*NA*
Overseas Education Limited	*NA*
Virscend Education Company Limited	*NA*

Historical Growth (FYE 8/31/15 - FYE 8/31/16 Adjusted EBITDA)	
Nord Anglia Education Inc.	**55.1%**
China Maple Leaf Educational	36.8%
TAL Education Group	33.9%
New Oriental Education & Technology	28.4%
China YuHua Education Corporation	26.2%
Virscend Education Company Limited	24.1%
IDP Education Limited	18.2%
Wisdom Education International	14.9%
Bright Horizons Family Solutions Inc.	11.2%
Internationella Engelska Skolan	10.5%
Navitas Limited	-0.9%
Overseas Education Limited	-6.3%

Profitability (LTM Adjusted EBITDA to LTM Revenue)	
China YuHua Education Corporation	53.4%
Virscend Education Company Limited	46.8%
Wisdom Education International	40.0%
China Maple Leaf Educational	36.7%
Overseas Education Limited	28.6%
Nord Anglia Education Inc.	**21.4%**
Bright Horizons Family Solutions Inc.	18.1%
IDP Education Limited	17.6%
New Oriental Education & Technology	16.9%
Navitas Limited	16.4%
TAL Education Group	14.0%
Internationella Engelska Skolan	13.1%

Profitability (FYE 8/31/17 Adjusted EBITDA Margin)	
Virscend Education Company Limited	47.6%
China YuHua Education Corporation	42.9%
Wisdom Education International	42.3%
China Maple Leaf Educational	39.6%
Overseas Education Limited	29.1%
Nord Anglia Education Inc.	**20.4%**
Bright Horizons Family Solutions Inc.	18.6%
IDP Education Limited	17.4%
New Oriental Education & Technology	17.1%
Navitas Limited	16.6%
TAL Education Group	16.2%
Internationella Engelska Skolan	12.7%

Profitability (FYE 8/31/18 Adjusted EBITDA Margin)	
China YuHua Education Corporation	52.0%
Virscend Education Company Limited	48.5%
Wisdom Education International	42.2%
China Maple Leaf Educational	39.5%
Overseas Education Limited	29.3%
Nord Anglia Education Inc.	**22.8%**
Bright Horizons Family Solutions Inc.	19.2%
IDP Education Limited	19.0%
New Oriental Education & Technology	18.8%
TAL Education Group	17.7%
Navitas Limited	16.8%
Internationella Engelska Skolan	12.9%

Relative Depreciation (LTM Depr. to LTM Adjusted EBITDA)	
Overseas Education Limited	40.6%
Nord Anglia Education Inc.	**34.8%**
Bright Horizons Family Solutions Inc.	30.0%
Internationella Engelska Skolan	22.4%
TAL Education Group	22.1%
Navitas Limited	19.2%
New Oriental Education & Technology	18.1%
Wisdom Education International	17.6%
Virscend Education Company Limited	17.5%
China YuHua Education Corporation	16.5%
China Maple Leaf Educational	15.0%
IDP Education Limited	9.1%

Sources: Public filings, Capital IQ, Bloomberg, and Company management
Note: No company used in this analysis for comparative purposes is identical to the Company
Note: All historical and projected growth indications are based on a compound annual growth rate
Metrics based on forward-looking financial information have been calendarized to the Company's fiscal year end of August 31 for comparability with the Company
Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization, adjusted for certain non-recurring items
LTM refers to most recently completed 12-month period for which financial information has been made public, other than the Company, in which case LTM refers to most recently completed 12-month period
FYE refers to Fiscal Year End
NA refers to Not Available

Confidential | Preliminary Draft – Subject to Further Review
HOULIHAN LOKEY | 32

Selected Companies Benchmarking (cont.)

Internal Investment (LTM Capital Expenditures to LTM Revenue)	
Wisdom Education International	25.4%
China YuHua Education Corporation	20.8%
China Maple Leaf Educational	18.0%
Navitas Limited	10.1%
Nord Anglia Education Inc.	**9.9%**
Bright Horizons Family Solutions Inc.	4.8%
New Oriental Education & Technology	4.0%
TAL Education Group	3.9%
IDP Education Limited	3.1%
Internationella Engelska Skolan	2.8%
Overseas Education Limited	0.9%
Virscend Education Company Limited	0.0%

Liquidity (Current Ratio as of 4/21/17)	
New Oriental Education & Technology	2.0
Overseas Education Limited	1.6
IDP Education Limited	1.2
China Maple Leaf Educational	1.1
TAL Education Group	0.9
Internationella Engelska Skolan	0.8
Nord Anglia Education Inc.	**0.7**
Virscend Education Company Limited	0.7
Wisdom Education International	0.6
Navitas Limited	0.5
Bright Horizons Family Solutions Inc.	0.4
China YuHua Education Corporation	0.4

% of Schools Owned (FYE)	
TAL Education Group	0.0%
Navitas Limited	0.0%
Overseas Education Limited	0.0%
Internationella Engelska Skolan	0.0%
New Oriental Education & Technology	1.1%
Nord Anglia Education Inc.	**2.2%**
Bright Horizons Family Solutions Inc.	11.7%
China Maple Leaf Educational	76.1%
Wisdom Education International	100.0%
China YuHua Education Corporation	100.0%
IDP Education Limited	NA
Virscend Education Company Limited	NA

Student Enrollment [1] (Total Enrollment as of Latest Filing)	
New Oriental Education & Technology	2,638,600
TAL Education Group	834,420
Bright Horizons Family Solutions Inc.	115,000
China YuHua Education Corporation	48,220
Nord Anglia Education Inc.	**38,495**
Virscend Education Company Limited	34,477
Wisdom Education International	31,788
Internationella Engelska Skolan	21,407
China Maple Leaf Educational	19,334
Overseas Education Limited	3,000
IDP Education Limited	NA
Navitas Limited	NA

Student Enrollment (FY 2015 - FY 2016 Enrollment Growth)	
Nord Anglia Education Inc.	**56.2%**
TAL Education Group	54.6%
New Oriental Education & Technology	24.1%
China Maple Leaf Educational	20.3%
Wisdom Education International	15.0%
China YuHua Education Corporation	10.6%
Internationella Engelska Skolan	8.2%
Bright Horizons Family Solutions Inc.	7.5%
Virscend Education Company Limited	5.4%
Overseas Education Limited	0.0%
IDP Education Limited	NA
Navitas Limited	NA

Student Enrollment (FY 2014 - FY 2016 Enrollment Growth)	
TAL Education Group	46.7%
Nord Anglia Education Inc.	**41.8%**
China Maple Leaf Educational	19.6%
Wisdom Education International	18.0%
New Oriental Education & Technology	17.7%
China YuHua Education Corporation	16.7%
Internationella Engelska Skolan	10.7%
Bright Horizons Family Solutions Inc.	6.7%
Virscend Education Company Limited	4.1%
IDP Education Limited	NA
Navitas Limited	NA
Overseas Education Limited	NA

Schools (Total School Count as of Latest Filing)	
Bright Horizons Family Solutions Inc.	1,035
TAL Education Group	474
Navitas Limited	120
New Oriental Education & Technology	69
China Maple Leaf Educational	46
Nord Anglia Education Inc.	**45**
Internationella Engelska Skolan	30
China YuHua Education Corporation	25
Virscend Education Company Limited	6
Wisdom Education International	6
IDP Education Limited	NA
Overseas Education Limited	NA

Revenue per Student (LTM Revenue / Enrollment, in actuals)	
Nord Anglia Education Inc.	**$23,097**
Overseas Education Limited	$21,818
Bright Horizons Family Solutions Inc.	$13,651
Internationella Engelska Skolan	$9,527
China Maple Leaf Educational	$6,234
Virscend Education Company Limited	$3,485
Wisdom Education International	$3,202
China YuHua Education Corporation	$2,353
TAL Education Group	$1,081
New Oriental Education & Technology	$613
IDP Education Limited	NA
Navitas Limited	NA

Sources: Public filings, Capital IQ, Bloomberg, and Company management
Note: No company used in this analysis for comparative purposes is identical to the Company
Note: All historical and projected growth indications are based on a compound annual growth rate
Metrics based on forward-looking financial information have been calendarized to the Company's fiscal year end of 8/31 for comparability with the Company
1. New Oriental student enrollment based on total student enrollments in academic subjects, tutoring and test preparation courses in the first six months of fiscal year 2017
LTM refers to most recently completed 12-month period for which financial information has been made public, other than the Company, in which case LTM refers to most recently completed 12-month period
FY refers to each selected company and Nord Anglia's respective fiscal year
NA refers to Not Available

Confidential | Preliminary Draft – Subject to Further Review
HOULIHAN LOKEY 33

Page 1. 2. 3. 4. 5. Transaction Overview and Observations Selected Public Market Observations Financial Analyses Appendices Disclaimer 3 7 15 22 34 Confidential | Preliminary Draft – Subject to Further Review

Disclaimer This presentation, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the “materials”), are provided solely for the information of the Special Committee of the Committee of Directors (the “Committee”) of Nord Anglia Education Inc. (the “Company”) by Houlihan Lokey in connection with the Committee’s consideration of a potential transaction (the “Transaction”) involving the Company. This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions with Houlihan Lokey in connection therewith. Any defined terms used herein shall have the meanings set forth herein, even if such defined terms have been given different meanings elsewhere in the materials. The materials are for discussion purposes only. Houlihan Lokey expressly disclaims any and all liability which may be based on the materials and any errors therein or omissions therefrom. The materials were prepared for specific persons familiar with the business and affairs of the Company for use in a specific context and were not prepared with a view to public disclosure or to conform with any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and none of the Committee, the Company or Houlihan Lokey takes any responsibility for the use of the materials by persons other than the Committee. The materials are provided on a confidential basis solely for the information of the Committee and may not be disclosed, summarized, reproduced, disseminated or quoted or otherwise referred to, in whole or in part, without Houlihan Lokey’s express prior written consent. Notwithstanding any other provision herein, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons without limitation of any kind, the tax treatment and tax structure of any transaction and all materials of any kind (including opinions or other tax analyses, if any) that are provided to the Company relating to such tax treatment and structure. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, the tax treatment of a transaction is the purported or claimed U.S. income or franchise tax treatment of the transaction and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. income or franchise tax treatment of the transaction. If the Company plans to disclose information pursuant to the first sentence of this paragraph, the Company shall inform those to whom it discloses any such information that they may not rely upon such information for any purpose without Houlihan Lokey’s prior written consent. Houlihan Lokey is not an expert on, and nothing contained in the materials should be construed as advice with regard to, legal, accounting, regulatory, insurance, tax or other specialist matters. Houlihan Lokey’s role in reviewing any information was limited solely to performing such a review as it deemed necessary to support its own advice and analysis and was not on behalf of the Committee. The materials necessarily are based on financial, economic, market and other conditions as in effect on, and the information available to Houlihan Lokey as of, the date of the materials. Although subsequent developments may affect the contents of the materials, Houlihan Lokey has not undertaken, and is under no obligation, to update, revise or reaffirm the materials, except as may be expressly contemplated by Houlihan Lokey’s engagement letter. The materials are not intended to provide the sole basis for evaluation of the Transaction and do not purport to contain all information that may be required. The materials do not address the underlying business decision of the Company or any other party to proceed with or effect the Transaction. The materials do not constitute any opinion, nor do the materials constitute a recommendation to the Committee, the Company, any security holder of the Company or any other party as to how to vote or act with respect to any matter relating to the Transaction or otherwise or whether to buy or sell any assets or securities of any company. Houlihan Lokey’s only opinion is the opinion, if any, that is actually delivered to the Committee. The materials may not reflect information known to other professionals in other business areas of Houlihan Lokey and its affiliates. The preparation of the materials was a complex process involving quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaption and application of these methods to the unique facts and circumstances presented and, therefore, is not readily susceptible to partial analysis or summary description. Furthermore, Houlihan Lokey did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Accordingly, the analyses contained in the materials must be considered as a whole. Selecting portions of the analyses, analytic methods and factors without considering all analyses and factors could create a misleading or incomplete view. The materials reflect judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond the control of the participants in the Transaction. Any estimates of value contained in the materials are not necessarily indicative of actual value or predictive of future results or values, which may be significantly more or less favorable. Any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which any assets, businesses or securities may actually be sold. The materials do not constitute a valuation opinion or credit rating. In preparing the materials, Houlihan Lokey has not conducted any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of the Company or any other party and has no obligation to evaluate the solvency of the Company or any other party under any law. Confidential | Preliminary Draft – Subject to Further Review 35

Disclaimer (cont.) All budgets, projections, estimates, financial analyses, reports and other information with respect to operations (including estimates of potential cost savings and expenses) reflected in the materials have been prepared by management of the relevant party or are derived from such budgets, projections, estimates, financial analyses, reports and other information or from other sources, which involve numerous and significant subjective determinations made by management of the relevant party and/or which such management has reviewed and found reasonable. The budgets, projections and estimates (including, without limitation, estimates of potential cost savings and synergies) contained in the materials may or may not be achieved and differences between projected results and those actually achieved may be material. Houlihan Lokey has relied upon representations made by management of the Company and other participants in the Transaction that such budgets, projections and estimates have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management (or, with respect to information obtained from public sources, represent reasonable estimates), and Houlihan Lokey expresses no opinion with respect to such budgets, projections or estimates or the assumptions on which they are based. The scope of the financial analysis contained herein is based on discussions with the Company (including, without limitation, regarding the methodologies to be utilized), and Houlihan Lokey does not make any representation, express or implied, as to the sufficiency or adequacy of such financial analysis or the scope thereof for any particular purpose. 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In addition, Houlihan Lokey has relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company or any other participant in the Transaction since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to, discussed with or reviewed by Houlihan Lokey that would be material to its analyses , and that the final forms of any draft documents reviewed by Houlihan Lokey will not differ in any material respect from such draft documents. The materials are not an offer to sell or a solicitation of an indication of interest to purchase any security, option, commodity, future, loan or currency. 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Houlihan Lokey provides mergers and acquisitions, restructuring and other advisory and consulting services to clients, which may have in the past included, or may currently or in the future include, one or more Interested Parties, for which services Houlihan Lokey has received, and may receive, compensation. Although Houlihan Lokey in the course of such activities and relationships may acquire information about one or more Interested Parties or the Transaction, or that otherwise may be of interest to the Company, Houlihan Lokey shall have no obligation to, and may not be contractually permitted to, disclose such information, or the fact that Houlihan Lokey is in possession of such information, to the Company or to use such information on the Company’s behalf. Houlihan Lokey’s personnel may make statements or provide advice that is contrary to information contained in the materials. Confidential | Preliminary Draft – Subject to Further Review 36

Additional Information Under the terms of its engagement, Houlihan Lokey was retained by the Special Committee of the Board of Directors of Nord Anglia Education, Inc. (the "Company") as an independent contractor and the opinion and other advice rendered by Houlihan Lokey were provided solely for the use and benefit of the Special Committee (in its capacity as such) in connection with its evaluation of the proposed Transaction. As a matter of applicable state law applicable to Houlihan Lokey’s engagement, Houlihan Lokey believes the opinion and other advice of Houlihan Lokey may not be used or relied upon by any other person without its prior written consent. See e.g., Joyce v. Morgan Stanley, 538 F.3d 797 (7th Cir. 2008), HA2003 Liquidating Trust v. Credit Suisse Secs. (USA) LLC, 517 F.3d 454 (7th Cir. 2008) and Collins v. Morgan Stanley Dean Witter, 224 F.3d 496 (5th Cir. 2000). Houlihan Lokey may assert the substance of this disclaimer as a defense to claims that might be brought against it under applicable state law. By limiting the foregoing statement to matters of state law, Houlihan Lokey is not, and should not be deemed to be, admitting that Houlihan Lokey has any liability to any persons with respect to its advice or opinion under the federal securities laws. Furthermore such statement is not intended to affect the rights and responsibilities of Special Committee or the Board of the Company under governing state law or the rights and responsibilities of the Special Committee or the Board of the Company under or Houlihan Lokey under the federal securities laws. Any claims under the federal securities laws against Houlihan Lokey, the Special Committee or the Board of the Company will be subject to adjudication by a court of competent jurisdiction.